SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 31, 2007

CMARK INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina	333-147941	56-2200701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9570 Two Notch Road, Suite 4 Columbia, South Carolina 29223
(Address of Principal Executive Offices)

(803) 699-4940
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2007 (the “Transaction Date”), CMark International, Inc., a South Carolina corporation  (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Trafalgar Capital Specialized Investment Fund, Luxembourg  (the “Investor”) pursuant to which the Company sold to the Investor, and the Investor purchased from the Company, Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Purchase Price”) of secured convertible debentures (the “Debenture”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Prior to the Transaction Date, the Investor had purchased certain other convertible debentures from the Company, with an amount outstanding owed by the Company equal to Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000) on the Transaction Date (the “Prior Convertible Debentures”). In connection with the SPA, the Prior Convertible Debentures were cancelled, the Purchase Price was credited by the amount outstanding under the Prior Convertible Debentures and the Investor purchased an additional Nine Hundred Seventy-Five Thousand Dollars ($975,000) of convertible debentures (the “Commitment Amount”). Pursuant to the terms of the SPA, the Company agreed to pay to the Investor a commitment fee of six percent (6%) of the Commitment Amount, a structuring fee of Fifteen Thousand Dollars ($15,000) and a warrant to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share (the “Warrant”).

The aggregate proceeds of the sale of the Debenture were held in escrow pursuant to the terms of that certain Escrow Agreement, of even date with the SPA, by and among the Company, the Investor and James G. Dodrill II, P.A. (the “Escrow Agent”) pursuant to which the Escrow Agent agreed to deliver to the Company the aggregate proceeds for the Debenture, minus the fees and expenses set forth in the SPA, and the Company agreed to deliver the Debenture to the Investor (the “Escrow Agreement”).

The Debenture matures on December 31, 2009 (the “Maturity Date”) with interest on the unpaid principal of the Debenture accruing at twelve percent (12%) per annum compounded monthly from the Transaction Date. Pursuant to the terms of the Debenture, the Company is obligated to redirect payment of all of its accounts receivable to the Investor, which shall deduct any fees, redemption premium, and interest owing from the receivables. The Investor is entitled to convert all or any part of the principal amount of the Debenture (plus accrued interest) into shares of Common Stock at the price of $0.05 per share (the “Conversion Price”), until the Company has satisfied payment of the Debenture in full.  In no event shall the Investor be entitled to convert the Debenture into a number of shares of Common Stock, which upon the effect of such conversion, would cause the aggregate number of shares of Common Stock held by the Investor and its affiliates to exceed 4.99% of the outstanding shares of Common Stock. The Company must reserve and keep available such number of shares of Common Stock as shall from be sufficient to affect such conversion of the Debenture at the Conversion Price. The Company must make interest-only payments for months one through six (1 – 6) following the Transaction Date. After such time, the Company must make minimum principal payments of One Hundred Thousand Dollars ($100,000) per month in months seven through nine (7 – 9) following the Transaction Date, One Hundred Fifty Thousand Dollars ($150,000) per month in months ten through twelve (10 – 12) following the Transaction Date, Two Hundred Thousand Dollars ($200,000) per month in months thirteen through twenty-four (13 - 24) following the Transaction Date, and a balloon payment of Three Hundred Fifty Thousand Dollars ($350,000) on the Maturity Date. The Company shall pay a ten percent (10%) premium for all principal amounts redeemed. At the time that interest is payable, the Investor may elect to be paid in cash or in shares of Common Stock.

Pursuant to the terms of the Debenture, the Company shall default if (i) the Company fails to pay amounts due within fifteen (15) days of the Maturity Date, (ii) the Company fails to comply with the terms of those certain Irrevocable Transfer Agent Instructions, dated December 28, 2007 and attached hereto (the “ITAI”), (iii) the Company’s transfer agent fails to issue freely tradeable Common Stock to the Investor within five (5) days of the Company’s receipt of receiving proper notice of conversion or (iv) the Company fails to comply with any terms of the Debenture within ten (10) days of receipt of written notice thereof.  Upon default by the Company, the Investor may accelerate full repayment of all debentures outstanding and all accrued interest thereon, or may convert all debentures outstanding (and accrued interest thereon) into shares of Common Stock (notwithstanding any limitations contained in the Debenture or the SPA).

So long as any of the principal of or interest on the Debenture remains unpaid and unconverted, the Company shall not, without the prior written consent of the Investor, (i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than its fair market value determined immediately prior to issuance, (ii) issue or sell any Company preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or (iv) file any registration statement on Form S-8.

Also, so long as the Debenture remains outstanding, neither the Company nor its subsidiaries may enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined SPA) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such related party and (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company (for purposes under the SPA, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement).

Contemporaneously with the execution and delivery of the SPA, the Company and the Investor executed and delivered that certain Registration Rights Agreement (the “RRA”) pursuant to which the Company provided certain registration rights to Investor under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws. A copy of the RRA has been provided herewith.

In connection with the SPA, the Company and the Investor also entered into a Security Agreement, of even date with the SPA (the “Security Agreement”), pursuant to which the Company has agreed to provide the Investor with a security interest in certain Pledged Collateral (as defined in the Security Agreement) to secure those obligations of the Company under the SPA, the Debenture, the RRA, the ITAI, the Security Agreement or any other obligations of the Company to the Investor. A copy of the Security Agreement has been provided herewith.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 herein above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Securities Purchase Agreement dated as of December 31, 2007, by and between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.2	Secured Convertible Debenture, dated as of December 31, 2007, issued by the Company to Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.3	Warrant, dated as of December 31, 2007, issued by the Company to Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.4	Security Agreement, dated as of December 31, 2007, by and among the Company, the Company’s subsidiaries made a party thereto and Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.5	Escrow Agreement, dated as of December 31, 2007, by and among the Pledgors named therein, James G. Dodrill II, P.A. as Escrow Agent and Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.6	Registration Rights Agreement, dated as of December 31, 2007, by and between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg	Provided herewith

Exhibit 10.7
Irrevocable Transfer Agent Instructions, dated as of December 28, 2007, by and among the Company, Trafalgar Capital Specialized Investment Fund, Luxembourg, James G. Dodrill II, P.A., as Escrow Agent and James G. Dodrill II, P.A., as transfer agent
Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMARK INTERNATIONAL, INC.

Date: January 28, 2008	By:	/s/ Charles W. Jones, Jr.
Name: Charles W. Jones, Jr.
Title: Chief Executive Officer